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Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Family Dollar Stores, Inc. which is incorporated by reference in Family Dollar Stores, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
April 28, 2003

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Consent of Independent Accountants